Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Waccamaw Bankshares, Inc.

Whiteville, North Carolina

We consent to the incorporation by reference in the Registration Statements (Nos. 333-107299, 333-126235, and 333-153327) on Form S-8 of Waccamaw Bankshares, Inc. and Subsidiary (the “Company”) of our report dated February 29, 2012, with respect to the consolidated financial statements, which report appears in the Company’s 2010 Annual Report on Form 10-K.

/s/ Elliott Davis, PLLC

Galax, Virginia

February 29, 2012